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                                                                    EXHIBIT 10.1

                               ALLIANCE AGREEMENT



         THIS ALLIANCE AGREEMENT, dated as of January 20, 1998, between U.S. FRANCHISE SYSTEMS, INC. ("USFS"), and EQUITY INNS PARTNERSHIP, L.P. ("Equity"), recites and provides as follows:

                                    RECITALS


         A. USFS franchises, and may own and operate hotels under the trade name "Hawthorn Suites."


         B.       USFS   occasionally   contracts  with  unrelated  third  party
                  developers (a "Developer") to develop and construct a Hawthorn Suites Hotel.


         C.       Equity owns hotels of various brand names.


         D. USFS and Equity desire to enter into an alliance whereby USFS would sell (or cause Developers to sell) to and, in some sales, lease back from Equity various Hawthorn Suites hotels, upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual provisions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                  1.   Right of First Offer.


                  (a) During the period from the date hereof and through and including December 31, 2000 (the "Alliance Period"), U.S. Franchise Systems, for itself and any wholly owned subsidiary (collectively, the "U.S. Franchise Group"), hereby grants Equity a right of first offer (the "RFO") to purchase any and all "Hawthorn Suites or Hawthorn Suites LTD Hotels" located in New York, New Jersey, Connecticut, Rhode Island, Massachusetts, Maine, New Hampshire, Vermont, Pennsylvania, Maryland, Delaware, Illinois, Ohio, Michigan, Wisconsin, Minnesota, Washington D.C., Virginia, Georgia, and Indiana in which the U.S. Franchise Group has at least 51% of the





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                       ownership  interest  (a "Hotel"). In addition,  U.S.
                       Franchise Group will use its best efforts to cause entities with which it has licensed the right to build, own, and operate Hawthorn Suites, Hawthorn Suites LTD, or any additional Hawthorn branded hotels in the previously mentioned states, to offer to Equity a first opportunity to purchase their hotels. However, Equity recognizes the U.S. Franchise Group can not cause any such sales to occur.


                  (b) If any member of the "U.S. Franchise Group" desires to sell one or more Hotels, then before agreeing to sell or offering for sale such Hotel to any third party, the U.S. Franchise Group agrees to cause the Seller to deliver to Equity a notice (an "Offer") setting forth the price and all material terms and conditions upon which the Seller, in its sole discretion, would be willing to sell the Hotel, together with copies of all available due diligence materials with respect to the Hotel in the U.S. Franchise Group's possession or control (the "Due Diligence Materials"), including, without limitation, occupancy, ADR and REVPAR information, financial statements, title policies, title documents, surveys, environmental audits, zoning reports, incoming expense statements, appraisals, operating agreements, PIPs, star reports, budgets, litigation reports and similar materials.


                  (c) Within 15 days following the receipt of the Offer, Equity shall by notice to Seller either (i) accept the Offer or (ii) reject the Offer.


                  (d) In the event Equity elects to reject the Offer, the Seller shall be free to offer to sell the Hotel to any and all third parties upon the same terms and conditions as set forth in the Offer free and clear of the RFO during a period of six months following the date Equity received the Offer, including all of the available Due Diligence materials (the "Sales Period"). Failure of the Seller to sell the hotel during the Sales Period, or the desire of the Seller to sell the hotel during the Sales Period at terms materially differing from the terms of the Offer shall require the Seller to comply with the terms of the RFO.


                  (e) In the event Equity accepts the Offer in a timely manner, then Seller and Equity shall, within 30 days thereafter, execute and deliver a purchase agreement with respect to the applicable Hotel, which purchase agreement shall incorporate the provisions of the Offer





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                       in the form of purchase  agreement  previously  agreed to
                       by U.S. Franchise and Equity reasonably in good faith (the "Purchase Agreement").


                  2. Purchase Option. During the Alliance Period, USFS agrees that the U.S. Franchise Group shall offer to sell to Equity in accordance with the RFO not fewer than 12 hotels during each calendar year of 1998, 1999 and 2000 (the "Option"). In order for an Offer to be
                       counted   towards   the   fulfillment   of  the
                       requirements of an Option, all of the available due diligence materials in U.S. Franchise Group's control or possession, price, deposit, rent (in the event of leaseback) franchise payments and the like must be provided to Equity and be reasonable in Equity's reasonable discretion. In the event that a total of 30 hotels have not been Offered in accordance with the Option by December 31, 2000, then this agreement shall survive until such time as a total of 36 hotels have been Offered under the Option.


                  3. Leaseback. In the event where any Offer includes, as a term thereof, the right of a member of the U.S. Franchise Group to lease back the applicable Hotel from Purchaser as a condition to the sale, reference to the sale of such Hotel shall be deemed also to include such agreement to lease. Unless expressly required in the applicable Offer, Equity shall not be obligated to lease back any Hotel purchased by Equity to any member of the U.S. Franchise Group.


                  4.   Franchise.    Where a Hotel  purchased  by Equity is not
                       leased back to a member of the U.S. Franchise Group, or such leaseback expires or is terminated, then, so long as Equity, an affiliate of Equity or their purchaser is the owner of such Hotel, U.S. Franchise (or the applicable member of the U.S. Franchise Group) shall not unreasonably withhold, delay nor condition the issuance of a "Hawthorn Suites" (or applicable brand) franchise agreement from Equity, Equity's tenant or other operator upon such franchise terms previously granted with respect to such Hotel.


                  5. Notices. Any and all notices or other communications required or permitted under this Agreement shall be deemed given if and in writing and same delivered by certified mail or reputable overnight commercial carrier addressed to the recipient of the notice or other communication, postage prepaid and received or certified with return receipt required (if by mail), or with all freight charges prepaid (if by overnight commercial carrier), and shall be deemed received on the date after appropriate mailing or on the subsequent business day. All such notices shall be addressed,





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                       If to Equity, to:

                       Equity Inns Partnership, L.P.
                       4735 Spottswood Avenue, Suite 102
                       Memphis, Tennessee  38117
                       Attn:  Mr. Phillip H. McNeill, Sr., CEO

                       with a copy to:

                       Hunton & Williams
                       1751 Pinnacle Drive, Suite 1700
                       McLean, Virginia  22102
                       Attention:  Gerald R. Best, Esquire

                       and if to the U.S. Franchise Group, to:

                       U.S. Franchise Systems, Inc.
                       13 Corporate Square, Suite 250
                       Atlanta, Georgia  30329
                       Attention:  Robert J. Leven


                  6. Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Tennessee, without regard to choice of law principles.


                  7. Amendments and Waivers. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be affected except by written instrument executed by the party against whom enforcement is sought.


                  8. Successors and Assigns. This Agreement shall inure to the benefit of and bind the parties hereto and their successors and assigns.





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                                [SIGNATURE PAGE]

                               ALLIANCE AGREEMENT





                                         EQUITY INNS PARTNERSHIP, L.P.

                                         By:  Equity Inns Trust, as its general
                                              partner



                                         By: /s/ David L. Levine
                                             -----------------------
                                         Name:  David L. Levine
                                         Title:  President & COO






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                                [SIGNATURE PAGE]

                               ALLIANCE AGREEMENT





                                         U.S. FRANCHISE SYSTEMS, INC.



                                         By: /s/ Jim Darby
                                             -----------------
                                         Name:  Jim Darby
                                         Title:  VP Franchise Ops